UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 17, 2016
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 31, 2015, Blucora, Inc. (“Blucora” or the “Company”) filed a Current Report on Form 8-K under item 2.01 that it had completed the acquisition of HDV Holdings, Inc., pursuant to the terms of the Stock Purchase Agreement dated as of October 14, 2015 described in, and filed with, the Form 8-K filed by Blucora on October 14, 2015. In that Form 8-K, Blucora stated that it would file the required historical and pro forma financial information by amendment, and this Form 8-K/A is being filed to provide that financial information.
HDV Holdings, Inc. is the holding company for the group of companies that comprise the HD Vest Financial Services® business (“HD Vest”), a provider of wealth management solutions for financial advisors. HD Vest generates revenue primarily through commissions, quarterly investment advisory fees based on assets under management, and other fees.
Blucora acquired HD Vest for $611.9 million, which is subject to a final working capital adjustment in the first quarter of 2016. In connection with the acquisition, certain members of HD Vest management rolled over a portion of the proceeds they would have otherwise received at the closing into shares of the acquisition subsidiary through which Blucora consummated the purchase of HD Vest. A portion of those shares were sold to Blucora in exchange for a promissory note. After giving effect to the rollover shares and related purchase of the rollover shares for the promissory note, Blucora indirectly owns 95.52% of HDV Holdings, Inc., with the remaining 4.48% non-controlling interest held collectively by the rollover management members and subject to put and call arrangements exercisable beginning in 2019.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial statements of businesses acquired
The unaudited financial statements for HDV Holdings, Inc. as of and for the nine months ended September 30, 2015 and 2014 and the audited financial statements as of and for the years ended December 31, 2014, 2013, and 2012 are attached hereto as Exhibits 99.2, 99.3, and 99.4 and are incorporated by reference herein.
(b) Pro forma financial information
The following unaudited pro forma condensed combined consolidated financial statements of Blucora consist of (i) pro forma condensed combined consolidated statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015, (ii) a pro forma condensed combined consolidated balance sheet as of September 30, 2015, and (iii) accompanying notes, giving effect to Blucora's acquisition of HD Vest on December 31, 2015 (collectively, the “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements”). The unaudited pro forma condensed combined consolidated statements of operations are presented as if Blucora's acquisition of HD Vest occurred on January 1, 2014, and the unaudited pro forma condensed combined consolidated balance sheet is presented as if Blucora's acquisition of HD Vest occurred on September 30, 2015. As part of Blucora's October 14, 2015 announcement of the acquisition of HD Vest, Blucora stated its plans to divest the Search and Content and E-Commerce businesses in order to focus on the technology-enabled financial solutions market. As a result, Blucora classified the Search and Content and E-Commerce businesses as discontinued operations effective with the fourth quarter of 2015. Pro forma consolidated financial results for Blucora excluding the Search and Content and E-Commerce businesses can be found in the Supplemental Information filed as Exhibit 99.2 to the Form 8-K filed by Blucora on February 11, 2016.
The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are provided for informational purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the dates indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with (i) Blucora’s unaudited historical consolidated financial statements and the notes thereto, included in its Quarterly Report on Form 10-Q for the period ended September 30, 2015 and its audited Annual Report on Form 10-K for the year ended December 31, 2014, as well as (ii) HD Vest’s historical unaudited consolidated financial statements for the nine months ended September 30, 2015 and 2014 and its audited consolidated financial statements for the years ended December 31, 2014, 2013, and 2012 and the notes thereto, included in Exhibits 99.2, 99.3, and 99.4 of this Form 8-K/A.
Blucora acquired HD Vest for $611.9 million, which is subject to a final working capital adjustment in the first quarter of 2016. As described under Item 2.01 above, Blucora indirectly owns 95.52% of HDV Holdings, Inc., with the remaining 4.48% non-controlling interest held collectively by the rollover management members and subject to put and call arrangements exercisable beginning in 2019. The acquisition was funded by a combination of cash on hand and a new credit facility, under which Blucora borrowed $400.0 million. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

present the acquisition of HD Vest under the acquisition method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect the purchase price allocation based on Blucora’s best estimate of the fair value of the assets acquired and liabilities assumed.

BLUCORA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2015
(In thousands)

	Blucora	HD Vest	Presentation Adjustments (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$59,638	$33,363	$—		$—		$93,001
Cash segregated under federal or other regulations	—	845	—		—		845
Available-for-sale investments	232,705	—	—		(232,230)	(1)	475
Accounts receivable, net	23,157	4,650	—		—		27,807
Taxes receivable	—	1,120	(1,120)	(A)	—		—
Commissions and advisory fees receivable	—	15,586	—		—		15,586
Other receivables	1,230	—	1,120	(A)	20,062	(2) (3)	22,412
Inventories	33,673	—	—		—		33,673
Prepaid expenses and other current assets, net	10,768	1,926	—		(217)	(3) (6)	12,477
Total current assets	361,171	57,490	—		(212,385)		206,276
Long-term assets:
Property and equipment at cost, net	15,089	5,998	—		—		21,087
Goodwill and intangible assets, net	—	173,826	(173,826)	(B)	—		—
Goodwill, net	308,827	—	93,220	(B)	295,906	(4)	697,953
Other intangible assets, net	147,253	—	80,606	(B)	243,094	(5)	470,953
Deferred financing costs	—	2,392	(2,392)	(C)	—		—
Other long-term assets, net	4,134	508	2,392	(C)	(1,870)	(6)	5,164
Total long-term assets	475,303	182,724	—		537,130		1,195,157
Total assets	$836,474	$240,214	$—		$324,745		$1,401,433
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,570	$—	$1,429	(D)(E)	$—		$34,999
Accounts payable and other current liabilities	—	3,536	(3,536)	(D)	—		—
Commissions and advisory fees payable	—	15,576	—		—		15,576
Amounts due on clearing transactions		845	(845)	(E)	—		—
Accrued expenses and other current liabilities	18,918	—	2,952	(D)	8,893	(7)	30,763
Deferred revenue	6,563	5,183	—		—		11,746
Current portion of long-term debt, net	—	—	—		31,631	(8)	31,631
Total current liabilities	59,051	25,140	—		40,524		124,715
Long-term liabilities:
Long-term debt, net	30,000	231,200	—		122,650	(8)	383,850
Convertible senior notes, net	188,050	—	—		—		188,050
Deferred tax liability, net	15,024	19,170	—		121,234	(9)	155,428
Deferred revenue	2,382	—	—		—		2,382
Other long-term liabilities	6,225	3,572	—		(3,570)	(10)	6,227
Total long-term liabilities	241,681	253,942	—		240,314		735,937
Total liabilities	300,732	279,082	—		280,838		860,652

Redeemable non-controlling interests	—	—	—		15,038	(11)	15,038

Stockholders’ equity:
Common stock	4	—	—		—		4
Additional paid-in capital	1,506,593	93,593	—		(93,593)	(12)	1,506,593
Accumulated deficit	(970,784)	(132,461)	—		132,461	(12)	(970,784)
			—		(9,999)	(12)	(9,999)
Accumulated other comprehensive income (loss)	(71)	—	—		—		(71)
Total stockholders’ equity	535,742	(38,868)	—		28,869		525,743
Total liabilities and stockholders’ equity	$836,474	$240,214	$—		$324,745		$1,401,433
See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BLUCORA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2015
(In thousands, except per share data)

	Blucora	HD Vest	Presentation Adjustments (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma
Revenues:
Services revenue	$268,819	$237,606	$—		$—		$506,425
Product revenue, net	109,764	—	—		—		109,764
Total revenues	378,583	237,606	—		—		616,189
Operating expenses:
Cost of revenues:
Services cost of revenue	94,204	—	163,469	(F)	—		257,673
Product cost of revenue	77,878	—	—		—		77,878
Total cost of revenues	172,082	—	163,469		—		335,551
Operating expenses		212,905	(212,905)				—
Engineering and technology	15,803	—	7,026	(F)	602	(13)	23,431
Sales and marketing	98,416	—	26,958	(F)	863	(13)	126,237
General and administrative	33,936	—	12,477	(F)	(3,802)	(13) (14)	42,611
Depreciation and amortization	—	6,052	(6,052)	(G)	—		—
Depreciation	3,540	—	4,269	(G)	—		7,809
Amortization of intangible assets	17,585	—	1,783	(G)	11,142	(15)	30,510
Total operating expenses	341,362	218,957	(2,975)		8,805		566,149
Operating income (loss)	37,221	18,649	2,975		(8,805)		50,040
Other loss, net	(11,578)	(11,574)	(2,975)	(F)	(9,034)	(16) (17)	(35,161)
Income (loss) before income taxes	25,643	7,075	—		(17,839)		14,879
Income tax benefit (expense)	(8,903)	(2,639)	—		5,814	(18)	(5,728)
Net income (loss)	16,740	4,436	—		(12,025)		9,151
Net income attributable to non-controlling interests	—	—	—		(247)	(19)	(247)
Net income (loss) attributable to Blucora, Inc.	$16,740	$4,436	$—		$(12,272)		$8,904
Net income per share attributable to Blucora, Inc.:
Basic	$0.41						$0.22
Diluted	$0.40						$0.21
Weighted average shares outstanding:
Basic	40,952						40,952
Diluted	41,911						41,911
See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BLUCORA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share data)

	Blucora	HD Vest	Presentation Adjustments (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma
Revenues:
Services revenue	$429,989	$304,854	$—		$—		$734,843
Product revenue, net	150,731	—	—		—		150,731
Total revenues	580,720	304,854	—		—		885,574
Operating expenses:
Cost of revenues:
Services cost of revenue	218,153	—	208,120		—		426,273
Product cost of revenue	102,344	—	—		—		102,344
Total cost of revenues	320,497	—	208,120		—		528,617
Operating expenses		266,581	(266,581)				—
Engineering and technology	20,670	—	8,282	(F)	828	(13)	29,780
Sales and marketing	118,124	—	34,568	(F)	1,185	(13)	153,877
General and administrative	39,120	—	14,914	(F)	2,793	(13) (14)	56,827
Depreciation and amortization		7,970	(7,970)	(G)	—		—
Depreciation	4,352	—	5,970	(G)	—		10,322
Amortization of intangible assets	23,581	—	2,000	(G)	14,578	(15)	40,159
Impairment of goodwill and intangible assets	62,817	—	—		—		62,817
Total operating expenses	589,161	274,551	(697)		19,384		882,399
Operating income (loss)	(8,441)	30,303	697		(19,384)		3,175
Other loss, net	(14,766)	(12,461)	(697)	(F)	(16,771)	(16) (17)	(44,695)
Income (loss) before income taxes	(23,207)	17,842	—		(36,155)		(41,520)
Income tax benefit (expense)	(12,340)	(7,004)	—		35,329	(18)	15,985
Net income (loss)	(35,547)	10,838	—		(826)		(25,535)
Net income attributable to non-controlling interests	—	—	—		(317)	(19)	(317)
Net income (loss) attributable to Blucora, Inc.	$(35,547)	$10,838	$—		$(1,143)		$(25,852)
Net loss per share attributable to Blucora, Inc.:
Basic	$(0.86)						$(0.62)
Diluted	$(0.86)						$(0.62)
Weighted average shares outstanding:
Basic	41,396						41,396
Diluted	41,396						41,396
See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BLUCORA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation
On December 31, 2015 and pursuant to the Purchase Agreement dated October 14, 2015, Blucora, Inc. (the “Company” or “Blucora”) acquired HD Vest for $611.9 million, which is subject to a final working capital adjustment in the first quarter of 2016. HD Vest provides wealth management solutions for financial advisors and is expected to be synergistic with TaxAct, Inc. (“TaxAct”) as a result of cross-selling opportunities and an expanded addressable market for both HD Vest and TaxAct. In connection with the acquisition, certain members of HD Vest management rolled over a portion of the proceeds they would have otherwise received at the closing into shares of the acquisition subsidiary through which Blucora consummated the purchase of HD Vest. A portion of those shares were sold to Blucora in exchange for a promissory note. After giving effect to the rollover shares and the related purchase of the rollover shares for the promissory note, Blucora indirectly owns 95.52% of HDV Holdings, Inc., with the remaining 4.48% non-controlling interest held collectively by the rollover management members and subject to put and call arrangements exercisable beginning in 2019.
The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements consist of the historical statements of operations of Blucora and HD Vest for the year ended December 31, 2014 and the nine months ended September 30, 2015 and the historical balance sheets of Blucora and HD Vest as of September 30, 2015, with adjustments, as described in "Note 3: Presentation Adjustments" and "Note 4: Pro Forma Adjustments and Assumptions," to reflect Blucora's acquisition of HD Vest.
The historical results of operations and financial position of Blucora have been derived from Blucora’s consolidated financial statements as previously reported in its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the period ended September 30, 2015. The historical information of Blucora has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The historical operating results and financial position of HD Vest have been derived from HD Vest’s historical unaudited consolidated financial statements of earnings for the nine months ended September 30, 2015 and 2014, its unaudited consolidated balance sheet as of September 30, 2015, and its audited consolidated financial statements of earnings for the years ended December 31, 2014 , 2013, and 2012 included in Exhibits 99.2, 99.3, and 99.4 of this Form 8-K/A.
The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.
Note 2: Acquisition of HD Vest
Blucora acquired HD Vest for $611.9 million, which is subject to a final working capital adjustment in the first quarter of 2016. As described in "Note 1: Basis of Pro Forma Presentation," Blucora indirectly owns 95.52% of HDV Holdings, Inc., with the remaining 4.48% non-controlling interest held collectively by the rollover management members and subject to put and call arrangements exercisable beginning in 2019.
Blucora paid $610.5 million, which was funded by a combination of cash on hand and a new credit facility (the “TaxAct - HD Vest 2015 credit facility”). The TaxAct - HD Vest 2015 credit facility consists of a $25.0 million revolving credit loan and a $400.0 million term loan for an aggregate $425.0 million credit facility. TaxAct and HD Vest borrowed $400.0 million under the term loan. The interest rate on the term loan is variable at the London Interbank Offered Rate, subject to a floor of 1.00%, plus a margin of 6.00%, payable at the end of each interest period.
The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements present the acquisition of HD Vest under the acquisition method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect the purchase price allocation based on Blucora’s best estimate of the fair value of the assets acquired and liabilities assumed. After giving effect to the HD Vest acquisition as if it had occurred as of September 30, 2015, the purchase price allocation and excess purchase price over net assets acquired are as follows (in thousands):

BLUCORA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Tangible assets acquired	$77,181
Liabilities assumed	(21,845)
Identifiable net assets acquired	$55,336
Fair value adjustments for intangible assets:
Advisor relationships	$240,300
Sponsor relationships	16,500
Curriculum	800
Proprietary technology	13,600
Trade name	52,500
Fair value of intangible assets acquired	$323,700
Purchase price allocation:
Cash paid	$610,500
Plus: promissory note	6,400
Plus: non-controlling interest	15,038
Less: escrow receivable	(20,000)
Purchase price	611,938
Less: identifiable net assets acquired	(55,336)
Less: fair value of intangible assets acquired	(323,700)
Plus: deferred tax liability related to intangible assets	123,484
Excess of purchase price over net assets acquired, allocated to goodwill	$356,386
Blucora’s estimates of the economic lives of the acquired intangible assets are 14 years for the advisor relationships, 18 years for the sponsor relationships, 4 years for the curriculum, 6 years for the proprietary technology, and the trade name is estimated to have an indefinite life. Blucora plans to amortize the definite-lived intangible assets over their respective estimated lives. The pro forma adjustments (see "Note 4: Pro Forma Adjustments and Assumptions") include the amortization of the definite-lived intangible assets over their respective useful lives.
The promissory note is with the President of HD Vest and will be paid over a three-year period. The note bears interest at a rate of 5% per year.
The Purchase Agreement dictates that Blucora place into escrow $20.0 million of additional consideration that is contingent upon HD Vest's 2015 earnings performance. The contingent consideration was not achieved; therefore, the amount has been excluded from the purchase price and recorded as a receivable for the amount that will be returned to Blucora from the escrow agent in the first half of 2016.
The purchase price in excess of the net assets acquired was allocated to goodwill. Goodwill consists largely of the increased cross-selling opportunities and expanded addressable markets for both HD Vest and TaxAct, neither of which apply for separate recognition, and is not expected to be deductible for income tax purposes. Goodwill and trade names are considered intangible assets with indefinite lives and will be tested for impairment at least annually, with Blucora’s other indefinite-lived assets.
Note 3: Presentation Adjustments
Certain adjustments were made to conform the presentation of HD Vest’s historical balance sheet and statements of earnings in a manner consistent with Blucora’s presentation. These adjustments did not impact HD Vest’s previously reported net earnings.
Presentation adjustments to the balance sheet:

(A)	To reclassify "Taxes receivable" to "Other receivables" for presentation purposes.

(B)	To reclassify the components of "Goodwill and intangible assets, net" to "Goodwill, net" and "Other intangible assets, net" for presentation purposes.

(C)	To reclassify debt issuance costs from "Deferred financing costs" to "Other long-term assets, net" for presentation purposes.

BLUCORA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(D)	To reclassify the components of "Accounts payable and other current liabilities" to "Accounts payable" and "Accrued expenses and other current liabilities" for presentation purposes.

(E)	To reclassify "Amounts due on clearing transactions" to "Accounts payable" for presentation purposes.
Presentation adjustments to the statements of operations:

(F)	To reclassify "Operating expenses" into the following Blucora categories (in thousands):

	Nine months ended	Year ended
	September 30, 2015	December 31, 2014
Services cost of revenue	$163,469	$208,120
Engineering and technology	7,026	8,282
Sales and marketing	26,958	34,568
General and administrative	12,477	14,914
Other loss, net	2,975	697
Total	$212,905	$266,581

(G)	To reclassify the components of "Depreciation and amortization" to "Depreciation" and "Amortization of intangible assets" for presentation purposes.
Note 4: Pro forma adjustments and assumptions
The pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements represent estimated values and amounts based on available information and do not reflect cost savings that management believes would have resulted had the acquisition been completed as of the dates indicated above. For purposes of this pro forma information, an estimated effective tax rate of 38.5%, which includes the U.S. federal statutory tax rate and a blended state tax rate, has been used for all periods presented. This rate is an estimate and does not take into account any possible future tax events that may result for the ongoing combined company. Had the results of HD Vest’s operations been included in Blucora’s U.S. federal consolidated return for the periods presented, Blucora would have been able to offset HD Vest’s U.S taxable income against Blucora’s net operating loss carryforwards. The unaudited pro forma condensed combined consolidated balance sheet reflects the acquisition using the acquisition method as of September 30, 2015.
Pro forma adjustments to the balance sheet:
(1)To record the cash consideration transferred to former HD Vest shareholders, net of cash raised through the TaxAct - HD Vest 2015 credit facility, as follows (in thousands):

Cash paid	$(610,500)
Net cash raised through TaxAct - HD Vest 2015 credit facility	378,270
Total	$(232,230)

(2)	To record the $20.0 million escrow receivable.

(3)	To reclassify prepaid insurance to an insurance receivable for a refund due upon HD Vest insurance policy cancellation.

(4)	To record goodwill recognized, less goodwill on the HD Vest balance sheet.
(5)To record the fair value of identifiable intangible assets recognized, less identifiable intangible assets on the HD Vest balance sheet, as follows (in thousands):

Advisor relationships	$240,300
Sponsor relationships	16,500
Curriculum	800
Proprietary technology	13,600
Trade name	52,500
Fair value of intangible assets acquired	323,700
Less: intangible assets on acquiree balance sheet	(80,606)
Total	$243,094

BLUCORA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(6)
To record debt issue-related costs, which include costs on the TaxAct - HD Vest 2015 credit facility less costs on TaxAct and HD Vest debt facilities that were written off when both facilities were closed upon acquisition.

(7)
To record (a) non-recurring transaction costs incurred by the Company in connection with the acquisition and (b) the write-off of accrued interest and rating agency fees related to HD Vest debt that was paid upon acquisition.

(8)	To record the net carrying value of the TaxAct - HD Vest 2015 credit facility and the promissory note, less HD Vest debt that was paid upon acquisition, as follows (in thousands):

	Current	Long-term	Total
TaxAct - HD Vest 2015 credit facility, net carrying value	$28,431	$350,650	$379,081
Promissory note	3,200	3,200	6,400
Less: debt paid upon acquisition	—	(231,200)	(231,200)
Total	$31,631	$122,650	$154,281

(9)	To record an adjustment to deferred tax liabilities upon acquisition.

(10)	To write-off HD Vest's deferred rent upon acquisition.

(11)	To record the redeemable non-controlling interests for the 4.48% interest held by the rollover management members.

(12)	To record the elimination of HD Vest’s historical stockholders’ equity.
Pro forma adjustments to the statements of operations:

(13)	To record estimated stock-based compensation expense as if the acquisition had occurred on January 1, 2014.

(14)
To eliminate acquisition-related transaction costs of $4.6 million and $1.3 million that were incurred by HD Vest and Blucora, respectively, during the nine months ended September 30, 2015, and $0.1 million that were incurred by HD Vest during the year ended December 31, 2014.

(15)	To record the difference between amortization expense related to the intangible assets acquired and HD Vest's historical amortization expense.

(16)	To record the elimination of management fees paid to the former HD Vest shareholders.

(17)	To record interest expense, which includes interest expense on the TaxAct - HD Vest 2015 credit facility less interest expense on HD Vest debt that was paid upon acquisition.

(18)	To apply the estimated effective tax rate to the combined consolidated results of operations.

(19)	To record the net income attributable to non-controlling interests based on HD Vest's pro forma net income multiplied by the 4.48% interest held by the rollover management members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

By:	/s/ Eric M. Emans
Eric M. Emans
Chief Financial Officer
March 17, 2016

EXHIBIT INDEX

Exhibit No		Description

23.1		Consent of Independent Auditors
99.1	*	Press release issued on October 14, 2015
99.2		HDV Holdings, Inc.'s Unaudited Consolidated Financial Statements as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014
99.3		HDV Holdings, Inc.'s Audited Consolidated Financial Statements as of and for the years ended December 31, 2014 and 2013
99.4		HDV Holdings, Inc.'s Audited Consolidated Financial Statements as of and for the years ended December 31, 2013 and 2012
	*	Previously filed